Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. REPORTS SECOND QUARTER 2020 RESULTS

Provides Update on Initiatives to Address the Impact of the COVID-19 Outbreak

WYOMISSING, PA — July 30, 2020 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the second quarter ended June 30, 2020.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "Throughout the second quarter we took active measures to offset the impact of the COVID-19 outbreak on our leading, diversified portfolio of regional gaming assets, which are managed by the industry’s top operators. Our initiatives enhanced liquidity and provided the sector's only investment-grade balance sheet with incremental financial flexibility. At the same time, our efforts supported our tenants and ensured the continuity and predictability of our rental cash flows. Recent amendments and increases to the size of our credit facility and the proceeds from our recent $500.0 million public offering of 4.00% Senior Notes Due 2031 enabled the repayment of all borrowings under our $1.175 billion revolving credit facility. These efforts, along with the encouraging reopening of 43 of 45 of our properties, and the actions our industry leading publicly traded tenants have taken to strengthen their balance sheets through public market capital raises, have significantly increased the visibility and predictability of our rental receipts going forward. We remain focused on creating incremental value and cash flows from the transactions completed with our tenants since the pandemic outbreak. We will also continue to prudently manage our balance sheet and capital structure to deliver attractive shareholder returns.”

Recent Developments

•All of our tenants are current with respect to their rental obligations other than Casino Queen, whom we have collected a partial payment from and continue to work with on a deferred rent agreement. As such, we have collected approximately 99% of our contractual rents this year through July.

•On June 15, 2020, our wholly-owned subsidiary and operating partnership, GLP Capital, L.P., amended and restated its master lease with Tropicana Entertainment, Inc. (the "Tenant"), dated October 1, 2018 (as further amended and modified, the "Caesars Amended and Restated Master Lease"), to, (i) extend the initial term of 15 years to 20 years, with renewals of up to an additional 20 years at the option of the Tenant, (ii) remove the variable rent component in its entirety commencing with the third lease year, (iii) in the third lease year increase annual land base rent to approximately $23.6 million and annual building base rent to approximately $62.1 million, (iv) provide fixed escalation percentages that delay the escalation of building base rent until the commencement of the fifth lease year with building base rent increasing annually by 1.25% in the fifth and sixth lease year, 1.75% in the seventh and eight lease years and 2% in the ninth lease year and each lease year thereafter, (v) subject to the satisfaction of certain conditions, permit the Tenant to elect to replace the Tropicana Evansville and/or Tropicana Greenville properties under the Caesars Amended and Restated Master Lease with one or more of Eldorado Resorts Inc., (now doing business as Caesars Entertainment Corporation (NASDAQ: CZR)) ("Caesars") properties, namely, Scioto Downs, The Row in Reno, Isle Casino Racing Pompano Park, Isle Casino Hotel – Black Hawk, Lady Luck Casino – Black Hawk, Isle Casino Waterloo, Isle Casino Bettendorf or Isle of Capri Casino Boonville, provided that the aggregate value of such new property, individually or collectively, is at least equal to the value of Tropicana Evansville or Tropicana Greenville, as applicable, (vi) permit the Tenant to elect to sell its interest in Belle of Baton Rouge and sever it from the Caesars Amended and Restated Master Lease, subject to the satisfaction of certain conditions, and (vii) provide certain relief under the operating, capital expenditure and financial covenants thereunder in the event of facility closures due to pandemics, governmental restrictions and certain other instances of unavoidable delay. The Caesars Amended and Restated Master Lease became effective on July 23, 2020 when all of the necessary regulatory approvals were received and notice periods were satisfied.

•While authorities have allowed the re-openings of many casinos across the country, subject to safety protocols and capacity constraints, the extent of our tenants’ recovery, given current economic conditions and consumer behavior, remains uncertain. As of July 30, 2020, 43 out of our 45 total properties, (including the properties we own and operate in our taxable REIT subsidiaries) have reopened at limited capacity.

•On June 24, 2020, we received approval from the Missouri Gaming Commission to own the Lumière Place Casino and Hotel and intend to close on this acquisition transaction and enter into a new lease with Caesars for this asset prior to the October 1, 2020 maturity date of the loan we made in 2018 in connection with this property.

•Hollywood Casino Baton Rouge reopened on May 18, 2020 and Hollywood Casino Perryville reopened on June 19, 2020 and although early, operating results have exceeded expectations.

Liquidity and Balance Sheet Update

•On June 25, 2020, we completed an amendment to our credit agreement, which: (i) extended the maturity date of $224.0 million of principal amount of the outstanding Term Loan A-1s from April 28, 2021 to May 21, 2023, which term loans would thereafter be classified as Term Loan A-2s and (ii) increased the principal of the Term Loan A-2s by $200.0 million in the form of incremental term loans.

•Also on June 25, 2020, we issued $500 million of 4.00% senior unsecured notes maturing on January 15, 2031 at a slight discount to par. The net proceeds of the borrowings during the quarter were utilized, along with cash on hand, to repay all indebtedness under the Company's $1.175 billion revolving credit facility.

•The aggregate dividends paid on June 26, 2020 was comprised of $25.9 million in cash and $103.4 million in common stock (2,701,952 shares at $38.2643 per share).
Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2020 Actual	2019 Actual
Total Revenue	$262.0	$289.0
Income From Operations	$180.7	$170.8
Net Income	$112.4	$93.0
FFO (1)	$166.9	$158.6
AFFO (2)	$180.6	$185.0
Adjusted EBITDA (3)	$246.9	$260.9

Net income, per diluted common share	$0.52	$0.43
FFO, per diluted common share	$0.77	$0.74
AFFO, per diluted common share	$0.84	$0.86

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment and loan impairment charges.

Mitigation Efforts and Anticipated Impact of COVID-19 Outbreak

•On April 16, 2020, the Company and certain of its subsidiaries acquired the real property associated with the Tropicana Las Vegas ("Tropicana") from Penn National Gaming, Inc. (Nasdaq: PENN) ("PENN") in exchange for rent credits of $307.5 million, which are to be applied for rent due under the parties’ existing leases for the months of May, June, July, August, October and a portion of November 2020, assuming the completion of the Morgantown transaction described below. PENN will otherwise be obligated to continue making cash rent payments to GLPI, including cash rent in April (which was received in full), September, November and December 2020. For financial reporting and debt covenant purposes, the Company has included the amounts of non-cash rents earned in net income, FFO, AFFO, and Adjusted EBITDA. Simultaneous with GLPI’s acquisition of the Tropicana, the Company entered into a lease with PENN for the Tropicana with nominal annual rent and PENN will continue to operate the property for two years (subject to three one-year extensions at GLPI’s option) or until the Tropicana is sold, whichever is earlier. The lease is a triple net lease relieving the Company from carrying and other costs at the property during the lease term.

•Subject to receipt of required regulatory approval, the Company expects to complete the acquisition from PENN of the land under its gaming facility under construction in Morgantown, Pennsylvania in exchange for $30.0 million in rent credits. GLPI and PENN also intend to enter into a lease for the Morgantown land which is expected to generate $3.0 million of initial annual cash rent for GLPI.

•The Company granted PENN the exclusive right until December 31, 2020 to purchase the operations of the Company's Hollywood Casino Perryville, in Perryville, Maryland, for $31.1 million, with the closing of such purchase, provided PENN exercises its option and subject to regulatory approvals, expected to occur during calendar year 2021 on a date selected by PENN with reasonable prior notice to the Company, unless otherwise agreed upon by both parties. Upon closing, the Company will lease the real estate of the Perryville facility to PENN pursuant to a lease providing for initial annual rent of $7.77 million, subject to escalation provisions.

•PENN plans to exercise the next scheduled five-year renewal option under each of its two master leases with the Company. The terms of the master lease covering PENN’s Hollywood Casino at Penn National Racecourse, located in Grantville, Pennsylvania, is expected to be amended to provide the Company with protection from any adverse impact on the lease escalation provisions resulting from decreased net revenues from such facility upon the openings of PENN's Category 4 facilities. The Company also granted PENN the option to exercise an additional five-year renewal term at the end of the lease term for each of the two master leases, subject to certain regulatory approvals.

•The transactions with PENN are expected to generate incremental value both through the realization of the underlying value of the real estate in Las Vegas at a future date as well as the yield on the Morgantown lease. The series of transactions with PENN has provided GLPI with greater visibility on intermediate-term rental income through the application of non-cash rent credits while providing PENN significantly greater liquidity to transition back to normalized operations as the economy strengthens.

•In light of the nationwide casino closures experienced this year, the Company does not expect any rent escalators for 2020. The Company's leases contain variable rent which is reset on varying schedules depending on the lease. In the aggregate, the portion of cash rents that are variable represented approximately 16% of our 2019 full year cash rental income. Of that 16% variable rent, approximately 27% resets every five years which is associated with the Company's master lease with PENN (the "PENN Master Lease") and the Casino Queen Master Lease, 42% resets every two years and 31% resets monthly which is associated with the PENN Master Lease (of which approximately 47% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). The percentage rent in the Penn Master Lease declined by $6.6 million and $7.9 million for the three-month and six-month period ended June 30, 2020 compared to the corresponding periods in the prior year due to the temporary closures of Hollywood Casino Columbus and to a lesser extent, Hollywood Casino Toledo from mid-March 2020 to June 19, 2020.

•The variable rent resets in the Boyd Gaming Corporation (Nasdaq: BYD) Master Lease and the Amended Pinnacle Master Lease reset for the two-year period ended April 30, 2020. As a result, reductions of $1.5 million and $5.0 million, respectively, were incurred in annual variable rent on these respective leases through April 30, 2022. The Meadows Lease variable rent reset occurs in October 2020. As such, we expect that the variable rent resets will be impacted by the casino closures as well as the properties’ post re-opening performance.

Dividend
On April 29, 2020, the Company's Board of Directors declared a second quarter dividend of $0.60 per share on the Company's common stock, consisting of a combination of cash and shares of the Company's common stock. The dividend was paid on June 26, 2020, to shareholders of record on May 13, 2020. The adjusted quarterly dividend level reflects the impact of the COVID-19 closures on the Company's tenants and anticipates that the Company's major tenants will continue to fulfill their financial obligations to the Company. It is anticipated that the portion of dividends to be paid in shares will be limited to periods during which non-cash rents are realized by the Company.

The Company expects the dividend to be a taxable dividend to shareholders, regardless of whether a particular shareholder received the dividend in the form of cash or shares. The Company reserves the right to pay future dividends entirely in cash, and the composition of future dividends with respect to cash and stock will be made by the Board of Directors on a quarterly basis.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of June 30, 2020, GLPI's portfolio consisted of interests in 45 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 32 gaming and related facilities operated by PENN (excluding the Tropicana Las Vegas), the real property associated with 5 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 23.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on July 31, 2020 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13705966
The playback can be accessed through Friday August 7, 2020.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rental income	$245,749	$248,563	$495,156	$496,241
Interest income from real estate loans	6,240	7,201	13,556	14,394
Total income from real estate	251,989	255,764	508,712	510,635
Gaming, food, beverage and other	9,979	33,249	36,738	66,242
Total revenues	261,968	289,013	545,450	576,877

Operating expenses
Gaming, food, beverage and other	4,858	19,168	21,361	38,190
Land rights and ground lease expense	5,781	15,229	13,859	24,478
General and administrative	13,223	15,984	29,211	33,224
Depreciation (1)	57,390	67,865	113,953	126,443
Loan impairment charges	—	—	—	13,000
Total operating expenses	81,252	118,246	178,384	235,335
Income from operations	180,716	170,767	367,066	341,542

Other income (expenses)
Interest expense	(69,474)	(76,523)	(141,478)	(153,251)
Interest income	273	248	469	337
Losses on debt extinguishment	(5)	—	(17,334)	—
Total other expenses	(69,206)	(76,275)	(158,343)	(152,914)

Income before income taxes	111,510	94,492	208,723	188,628
Income tax provision	(840)	1,459	(521)	2,585
Net income	$112,350	$93,033	$209,244	$186,043

Earnings per common share:
Basic earnings per common share	$0.52	$0.43	$0.97	$0.87
Diluted earnings per common share	$0.52	$0.43	$0.97	$0.86

(1) Results for the three month period ended June 30, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019
Real estate	$251,989	$255,764	$246,009	$252,368
GLP Holdings, LLC (TRS)	9,979	33,249	851	8,502
Total	$261,968	$289,013	$246,860	$260,870

	TOTAL REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Real estate	$508,712	$510,635	$499,868	$502,478
GLP Holdings, LLC (TRS)	36,738	66,242	5,805	16,811
Total	$545,450	$576,877	$505,673	$519,289

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Real estate general and administrative expenses	$8,961	$10,400	$19,646	$21,978
GLP Holdings, LLC (TRS) general and administrative expenses	4,262	5,584	9,565	11,246
Total reported general and administrative expenses (1)	$13,223	$15,984	$29,211	$33,224

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended June 30. 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease and Loan	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$69,852	$56,800	$15,534	$18,910	$446	$3,952	$250	$165,744
Land base rent	23,492	17,814	3,340	2,947	316	—	—	47,909
Percentage rent	15,319	7,121	3,340	2,577	303	2,792	—	31,452
Total cash rental income (1)	$108,663	$81,735	$22,214	$24,434	$1,065	$6,744	$250	$245,105
Straight-line rent adjustments	$2,232	$(1,024)	$(2,894)	$(362)	$(203)	$573	$—	(1,678)
Ground rent in revenue	427	1,318	147	380	—	—	—	2,272
Other rental revenue	—	—		—		50	—	50
Total rental income	$111,322	$82,029	$19,467	$24,452	$862	$7,367	$250	$245,749
Interest income from real estate loans	—	—	5,701	539	—	—	—	6,240
Total income from real estate	$111,322	$82,029	$25,168	$24,991	$862	$7,367	$250	$251,989

Six Months Ended June 30. 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease and Loan	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$139,704	$113,600	$31,068	$37,821	$446	$7,905	$2,525	$333,069
Land base rent	46,984	35,628	6,680	5,893	316	—	—	95,501
Percentage rent	35,647	15,063	6,680	5,385	303	5,584	1,356	70,018
Total cash rental income (1)	$222,335	$164,291	$44,428	$49,099	$1,065	$13,489	$3,881	$498,588
Straight-line rent adjustments	$4,463	$(7,342)	$(5,789)	$(2,596)	$(203)	$1,145		(10,322)
Ground rent in revenue	1,167	2,925	1,870	801	—	—		6,763
Other rental revenue	—	—	—	—	—	127		127
Total rental income	$227,965	$159,874	$40,509	$47,304	$862	$14,761	$3,881	$495,156
Interest income from real estate loans	—	—	11,402	2,154	—	—	—	13,556
Total income from real estate	$227,965	$159,874	$51,911	$49,458	$862	$14,761	$3,881	$508,712

(1) Cash rental income for the PENN leases is inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction which closed on April 16, 2020.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$112,350	$93,033	$209,244	$186,043
(Gains) losses from dispositions of property	(8)	6	(7)	13
Real estate depreciation (1)	54,551	65,568	108,830	121,243
Funds from operations	$166,893	$158,607	$318,067	$307,299
Straight-line rent adjustments	1,678	8,643	10,322	17,287
Other depreciation (2)	2,839	2,297	5,123	5,200
Amortization of land rights	3,020	9,406	6,040	12,496
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,593	2,899	5,363	5,790
Stock based compensation	4,064	4,183	8,299	8,508
Losses on debt extinguishment	5	—	17,334	—
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (3)	(495)	(1,017)	(1,141)	(1,547)
Adjusted funds from operations	$180,597	$185,018	$369,407	$368,033
Interest, net	69,201	$76,275	141,009	152,914
Income tax expense	(840)	$1,459	(521)	2,585
Capital maintenance expenditures (3)	495	$1,017	1,141	1,547
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,593)	$(2,899)	(5,363)	(5,790)
Adjusted EBITDA	$246,860	$260,870	$505,673	$519,289

Net income, per diluted common share	$0.52	$0.43	$0.97	$0.86
FFO, per diluted common share	$0.77	$0.74	$1.47	$1.43
AFFO, per diluted common share	$0.84	$0.86	$1.71	$1.71

Weighted average number of common shares outstanding
Diluted	215,931,653	215,604,907	215,868,231	215,520,316

(1) Real estate depreciation expense for the three month period ended June 30, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

(2) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(3) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$117,268	$90,197	$213,789	$180,960
Losses from dispositions of property	—	1	—	8
Real estate depreciation	54,551	65,568	108,830	121,243
Funds from operations	$171,819	$155,766	$322,619	$302,211
Straight-line rent adjustments	1,678	8,643	10,322	17,287
Other depreciation (1)	498	499	995	999
Amortization of land rights	3,020	9,406	6,040	12,496
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,593	2,899	5,363	5,790
Stock based compensation	4,064	4,183	8,299	8,508
Losses on debt extinguishment	5	—	17,334	—
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (2)	(56)	(2)	(144)	(4)
Adjusted funds from operations	$183,621	$181,394	$370,828	$360,287
Interest, net (3)	64,743	73,674	133,950	147,712
Income tax expense	182	197	309	265
Capital maintenance expenditures (2)	56	2	144	4
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,593)	(2,899)	(5,363)	(5,790)
Adjusted EBITDA	$246,009	$252,368	$499,868	$502,478

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA	$246,009	$252,368	$499,868	$502,478
Real estate general and administrative expenses	8,961	10,400	19,646	21,978
Stock based compensation	(4,064)	(4,183)	(8,299)	(8,508)
Losses from dispositions of property	—	(1)	—	(8)
Cash net operating income (4)	$250,906	$258,584	$511,215	$515,940

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $4.5 million and $7.1 million for the three months and six months ended June 30, 2020 compared to $2.6 million and $5.2 million for the corresponding periods in the prior year.

(4)   Cash net operating income is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$(4,918)	$2,836	$(4,545)	$5,083
Losses from dispositions of property	(8)	5	(7)	5
Funds from operations	$(4,926)	$2,841	$(4,552)	$5,088
Other depreciation (1)	2,341	1,798	4,128	4,201
Capital maintenance expenditures (2)	(439)	(1,015)	(997)	(1,543)
Adjusted funds from operations	$(3,024)	$3,624	$(1,421)	$7,746
Interest, net	4,458	2,601	7,059	5,202
Income tax expense	(1,022)	1,262	(830)	2,320
Capital maintenance expenditures (2)	439	1,015	997	1,543
Adjusted EBITDA	$851	$8,502	$5,805	$16,811

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019

Assets
Real estate investments, net	$7,049,408	$7,100,555
Property and equipment, used in operations, net	90,888	94,080
Real estate of Tropicana Las Vegas , net	306,715	—
Real estate loans	246,000	303,684
Right-of-use assets and land rights, net	831,552	838,734
Cash and cash equivalents	74,050	26,823
Prepaid expenses	2,582	4,228
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Deferred tax assets	6,561	6,056
Other assets	32,025	34,494
Total assets	$8,665,425	$8,434,298

Liabilities
Accounts payable	$1,124	$1,006
Accrued expenses	3,766	6,239
Accrued interest	58,150	60,695
Accrued salaries and wages	3,493	13,821
Gaming, property, and other taxes	1,632	944
Income taxes payable	266	—
Lease liabilities	182,856	183,971
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,768,330	5,737,962
Deferred rental revenue	515,495	328,485
Deferred tax liabilities	307	279
Other liabilities	27,241	26,651
Total liabilities	6,562,660	6,360,053

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2020 and December 31, 2019)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 217,821,237 and 214,694,165 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively)	2,178	2,147
Additional paid-in capital	3,955,293	3,959,383
Accumulated deficit	(1,854,706)	(1,887,285)
Total shareholders’ equity	2,102,765	2,074,245
Total liabilities and shareholders’ equity	$8,665,425	$8,434,298

Debt Capitalization

The Company had $74.1 million of unrestricted cash and $5.77 billion in total debt at June 30, 2020.  The Company’s debt structure as of June 30, 2020 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	2.9	—%	—
Unsecured Term Loan A-1 Due April 2021 (1)	0.8	1.679%	224,981
Unsecured Term Loan A-2 Due May 2023 (1)	2.9	1.682%	424,019
Senior Unsecured Notes Due November 2023	3.3	5.375%	500,000
Senior Unsecured Notes Due September 2024	4.2	3.350%	400,000
Senior Unsecured Notes Due June 2025	4.9	5.250%	850,000
Senior Unsecured Notes Due April 2026	5.8	5.375%	975,000
Senior Unsecured Notes Due June 2028	7.9	5.750%	500,000
Senior Unsecured Notes Due January 2029	8.6	5.300%	750,000
Senior Unsecured Notes Due January 2030	9.6	4.000%	700,000
Senior Unsecured Notes Due January 2031	10.6	4.000%	500,000
Finance lease liability	6.2	4.780%	925
Total long-term debt			5,824,925
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(56,595)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,768,330
Weighted average	6.3	4.55%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.7 billion at June 30, 2020.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Evansville	Evansville, IN	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease and Loan Information

	Master Leases					Single Asset Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Casino Queen Lease
Property Count	19	12	5	3	1	1	1
Number of States Represented	10	8	5	2	1	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	10/15/2018	9/9/2016	1/23/2014
Initial Term	15	10	15	10 (1)	7.5 (1)	10	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	No	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.2	1.2	1.4	1.4	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	2%	2%	2%	5% (2)	2%
Coverage as of Tenants' latest Earnings Report (3)	1.78	1.59	1.76	1.81	2.25	1.59	1.34
Minimum Escalator Coverage Governor	1.8	1.8	1.2 (4)	1.8	1.8	2.0	1.8
Yearly Anniversary for Realization	November 2020	May 2021	October 2020	May 2021	May 2021	October 2020	February 2021
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	2 years	2 years	2 years	2 years	5 years
Next Reset	November 2023	May 2022	October 2020	May 2022	May 2022	October 2020	February 2024

Loan Receivable
CZR (Lumière Place) (5)
Property Count	1
Commencement Date	10/1/2018
Current Interest Rate	9.27%
Credit Enhancement	Corporate Guarantee
(1) The initial term of these leases ends on April 30, 2026.

(2) Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.

(3) Information with respect to our tenants' rent coverage was provided by our tenants as of March 31, 2020. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4) CZR escalator governor is 1.2x for the initial 5 years and then 1.8x in subsequent years, but was removed upon the effective date of July 23, 2020 of the amended lease.

(5) The CZR loan bears interest at a rate equal to (i) 9.09% until October 1, 2019 and (ii) 9.27% until its maturity. On the one-year anniversary of the CZR loan, the mortgage evidenced by a deed of trust on the Lumière Place Casino and Hotel terminated and the loan became unsecured and will remain unsecured until its final maturity on the two-year anniversary of the closing. The Company has recently received approval to own the Lumière Place Casino and Hotel and intends to close on this transaction and enter into a new lease prior to the loans maturity date.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures, that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, losses on debt extinguishment and loan impairment charges. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions and expected 2020 dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with PENN, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder	Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/378-8215	T: 212/835-8500
Email: investorinquiries@glpropinc.com	Email: glpi@jcir.com